UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020

LANDCADIA HOLDINGS II, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	83-3593048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LCAHU	The Nasdaq Capital Market LLC
Class A common stock, par value $0.0001 per share	LCA	The Nasdaq Capital Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	LCAHW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreements.

On September 17, 2020, Landcadia Holdings II, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Purchase Agreement entered into on June 28, 2020 (as amended by the Amendment, and as may be further amended from time to time, the “Purchase Agreement”) with LHGN HoldCo, LLC (“Landcadia HoldCo”), Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.) (“GNOG”), GNOG Holdings, LLC and Landry’s Fertitta, LLC. The transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions.”

Amended Proposed Charter

The Amendment, among other things, includes revisions to the Fourth Amended and Restated Certificate of Incorporation (as amended by the Amendment, the “Amended Proposed Charter”) to be adopted by the Company, subject to the approval of the Company’s stockholders, pursuant to the Purchase Agreement at the closing of the Transactions (the “Closing”). The Purchase Agreement provided for the creation of a new non-economic Class B common stock of the Company which will entitle the holder to ten votes per share (the “High Voting Rights”), subject to certain limitations and a certain minimum beneficial ownership of the Company’s equity securities by Tilman Fertitta and his affiliates. The Amended Proposed Charter provides that the High Voting Rights will expire if and when Mr. Fertitta and his affiliates no longer beneficially own at least 30% of the total number of (i) shares of the Company’s Class A common stock outstanding as of the Closing and (ii) shares of the Company’s Class A common stock that may be issued upon exchange of the Class B units of Landcadia HoldCo held by Mr. Fertitta and his affiliates as of the Closing.

The Amended Proposed Charter includes additional provisions (i) intended to ensure compliance with gaming, gambling and related laws and (ii) providing that the Amended Proposed Charter may not be amended to adversely affect the relative rights of the holders of Class A common stock and Class B common stock without the affirmative vote of either class whose relative rights are adversely affected.

Amendment of Tax Provisions

The Amendment alters the intended tax treatment of certain aspects of the Transactions as initially contemplated. Consequently, the parties to the Purchase Agreement intend that the payments required to be made under the tax receivable agreement by and between the Company and Landcadia HoldCo, which is to be entered into at Closing, will be reduced for the benefit of the Company to account for the reduced basis step-up expected to arise from the Transactions as a result of the Amendment, if any.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Approval by Independent Directors

At a meeting held on June 28, 2020, a transaction review committee consisting solely of all the independent directors of the Company (the “Committee”) unanimously approved the transactions contemplated by the Purchase Agreement and recommended their approval to the board of directors of the Company (the “Board”) following receipt of a fairness opinion from an independent financial advisor. At a meeting held on September 17, 2020, following deliberations, the Committee and the Board each unanimously approved the Amendment.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Transactions. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Landcadia Holdings II, Inc. at the address above. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed Transactions is contained in the preliminary proxy statement for the Transactions and will be included in the definitive proxy statement for the Transactions when available.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions is included in the preliminary proxy statement for the Transactions and will be included in the definitive proxy statement for the Transactions when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and GNOG’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and GNOG’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and GNOG’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Transactions, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing in the Purchase Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Transactions; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on Nasdaq following the business combination; (7) the risk that the Transactions disrupts current plans and operations as a result of the announcement and consummation of the Transactions; (8) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Transactions; (10) changes in applicable laws or regulations; (11) the possibility that GNOG or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Transactions, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Amendment to the Purchase Agreement, dated as of September 17, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, Inc., GNOG Holdings, LLC and Landry’s Fertitta, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS II, INC.

	By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: Chief Executive Officer and Co-Chairman

Dated: September 22, 2020